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Exhibit (a)(1)(G)

DIRECTION FORM

GLEACHER & COMPANY, INC.

TENDER OFFER

BEFORE COMPLETING THIS FORM, PLEASE READ CAREFULLY THE
ACCOMPANYING OFFER TO PURCHASE AND ALL OTHER ENCLOSED MATERIALS.

PLEASE NOTE THAT IF YOU DO NOT SEND IN A PROPERLY COMPLETED, SIGNED DIRECTION FORM THAT IS RECEIVED THREE BUSINESS DAYS PRIOR TO THE EXPIRATION OF THE OFFER, UNLESS THE OFFER IS EXTENDED, THE SHARES OF OUR COMMON STOCK, PAR VALUE $0.01 PER SHARE, ATTRIBUTABLE TO YOUR ACCOUNT HELD IN THE LEGACY STOCK FUND ("THE LEGACY FUND") UNDER THE GLEACHER & COMPANY SECURITIES, INC. EMPLOYEES' RETIREMENT AND SAVINGS PLAN (THE "PLAN") WILL NOT BE TENDERED IN ACCORDANCE WITH THE OFFER, UNLESS OTHERWISE REQUIRED BY LAW.

Unless otherwise defined in this Direction Form, the terms used herein will have the meanings ascribed to them in the accompanying letter sent to you as a participant in the Plan (the "Letter"). Please read the entire Letter carefully before completing and submitting this Direction Form.

Reliance Trust Company (the "Trustee") makes no recommendation to any participant in the Plan as to whether to tender or not, or at which prices. Your directions to the Trustee will be kept confidential.

This Direction Form, if properly signed, completed and received by Standard Retirement Services (the "Tabulation Agent") in a timely manner, will supersede any previous Direction Form.

Date
LABEL TO BE PUT HERE	Please Print Name
Signature

As of August 31, 2011, the number of Shares in the Legacy Fund attributable to your account in the Plan is shown to the right of your address.

In connection with the Offer to Purchase made by Gleacher & Company, Inc. (the "Company"), dated September 14, 2011, as may be amended or supplemented from time to time, I hereby instruct the Trustee, through the Tabulation Agent, to tender the Shares in the Legacy Fund attributable to my account under the Plan as of August 31, 2011, unless a later deadline is announced, as follows (check only one box and complete):

(CHECK BOX ONE OR TWO)

☐ 1.	Please refrain from tendering and continue to HOLD all Shares in the Legacy Fund attributable to my individual account under the Plan.
☐ 2.
Please TENDER Shares in the Legacy Fund attributable to my individual account under the Plan in the percentage indicated below for each of the prices provided. A blank space before a given price will be taken to mean that no Shares in the Legacy Fund attributable to my account are to be tendered at that price.

FILL IN THE TABLE BELOW ONLY IF YOU HAVE CHECKED BOX 2. Percentage of Shares to be Tendered (The total of all percentages must be less than or equal to 100%. If the total is less than 100%, you will be deemed to have directed the Trustee NOT to tender the remaining percentage.) If you wish to withdraw or change a previous tender, you may submit a new Direction Form with a "0" at the applicable prices listed below.

% at $1.30	% at $1.45	% at $1.55
% at $1.35	% at $1.50	% at TBD**
% at $1.40

**
By entering a percentage on the % line at TBD, the undersigned is willing to accept the Purchase Price (as defined in the Offer to Purchase) resulting from the modified Dutch auction, for the percentage of Shares elected. This could result in receiving a price per Share as low as $1.30 or as high as $1.55.

Please note that the Plan is prohibited by law from selling Shares to the Company for a price that is less than the prevailing market price (as defined in the accompanying Letter) of the Company's common stock. Accordingly, if you elect to tender Shares at a price that is lower than the prevailing market price of Company common stock on the NASDAQ Global Select Market, the tender price you elect will be deemed to have been increased to the closest tender price that is not less than the prevailing market price of Company common stock on the NASDAQ Global Select Market on the applicable date. THIS COULD RESULT IN YOUR SELECTED PERCENTAGE(S) OF YOUR SHARES NOT BEING PURCHASED IN THE TENDER OFFER. If the prevailing market price of Company common stock on the NASDAQ Global Select Market on the applicable date is greater than the maximum price available in the tender offer, none of your Shares will be tendered and your tender will be deemed to have been withdrawn.

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  Exhibit (a)(1)(G)
DIRECTION FORM GLEACHER & COMPANY, INC. TENDER OFFER BEFORE COMPLETING THIS FORM, PLEASE READ CAREFULLY THE ACCOMPANYING OFFER TO PURCHASE AND ALL OTHER ENCLOSED MATERIALS.